Filed Pursuant to Rule 424(b)(5)
File No. 333-158256
Prospectus Supplement
(To Prospectus dated May 20, 2009)
8,571,428 Shares of Common Stock

     Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 8,571,428 shares of our common stock directly to selected institutional investors for a purchase price of $1.75 per share in cash. We expect to receive gross proceeds of approximately $15 million from this offering.
     Roth Capital Partners, LLC has agreed to act as placement agent in connection with this offering. We have agreed to pay the placement agent the placement agency fees set forth in the table below and to reimburse it for certain expenses.

	Per Share	Total
Offering price	$1.75	$14,999,999
Placement agent fees	$0.07	$600,000
Proceeds to Rentech before expenses	$1.68	$14,399,999
     We expect to issue the shares of common stock to the investors on or about August 25, 2009, subject to the satisfaction of certain customary conditions. On August 19, 2009, the closing price of our common stock on the NYSE Amex was $2.29 per share. Our common stock is traded on the NYSE Amex under the symbol “RTK.”
     Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 1 of the accompanying prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Roth Capital Partners
The date of this prospectus supplement is August 20, 2009.

Prospectus Supplement
Prospectus dated May 20, 2009
(from Registration Statement File Number 333-158256)
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we are offering to sell shares of our common stock using this prospectus supplement and the accompanying prospectus. The prospectus supplement describes the specific terms of the common stock offering. The accompanying base prospectus gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus. If the description of the offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
     All references in this prospectus supplement to “Rentech,” “we,” “us” and “our” are to Rentech, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

RISK FACTORS
     An investment in our common stock involves a number of risks. Before making an investment decision to purchase our common stock, you should carefully consider all of the risks described in this prospectus supplement as well as the risks described in our annual report on Form 10-K for the year ended September 30, 2008 along with other information included in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
Sales of substantial amounts of our common stock in the public market could harm the market price of our common stock.
     The sale of substantial amounts of our shares (including shares issuable upon exercise of outstanding options and warrants to purchase our common stock) may cause substantial fluctuations in the price of our common stock. Because investors may be more reluctant to purchase shares of our common stock following substantial sales or issuances, the sale of shares in this offering could impair our ability to raise capital in the near term.
Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.
     Following the completion of this offering, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or under equity based incentive plans, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the prior rights of holders of that preferred stock.
You will incur immediate dilution in the net tangible book value of your shares.
     If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. For more information, see “Dilution.”
We currently do not intend to pay dividends on our common stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.
     We do not expect to pay dividends on shares of our common stock in the foreseeable future and intend to use cash to grow our business. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as restrictions contained in our financing facilities, earnings levels, capital requirements, our overall financial condition, and any other factors deemed relevant by our board of directors. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the price of our common stock appreciates.
We will have broad discretion in applying the net proceeds of this offering and may not use those proceeds in ways that will enhance the market value of our common stock.
     We have significant flexibility in applying the net proceeds we will receive in this offering. We intend to use the proceeds from the sale of the common stock offered by this prospectus supplement for general corporate purposes, including to fund a portion of the development costs related to our recently announced renewable synthetic fuels and power project in Rialto, California. Please see “Use of Proceeds.” Our stock price could decline if the market does not view our use of the net proceeds from this offering favorably.

USE OF PROCEEDS
     We estimate that the net proceeds to us from this offering after commissions and expenses will be approximately $14.3 million. We intend to use the proceeds from the sale of the common stock offered by this prospectus supplement for general corporate purposes, including to fund a portion of the development costs related to our recently announced renewable synthetic fuels and power project in Rialto, California.

DILUTION
     Our tangible net book value as of June 30, 2009 was $12,539,973 or $0.07 per share of common stock. Net tangible book value per share is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. After giving effect to the sale of 8,571,428 shares of our common stock offered hereby at a purchase price of $1.75 per share, our as adjusted net tangible book value at June 30, 2009 would have been $26,839,972, or $0.13 per share. This represents an immediate increase in net tangible book value to our existing stockholders of $0.07 per share and an immediate dilution of $1.62 per share which is the difference between the purchase price and the net tangible book value per share after the offering, to persons purchasing common stock at the purchase price. The following table illustrates the per share dilution:

Purchase price per share	$1.75
Net tangible book value per share as of June 30, 2009	$0.07
Increase in net tangible book value per share attributable to the sale of common stock in this offering	$0.07

As adjusted net tangible book value per share after this offering	$0.13

Dilution in net tangible book value per share to purchasers of common stock in this offering	$1.62

PLAN OF DISTRIBUTION
     We are offering our common stock in a transaction for which Roth Capital Partners, LLC is acting as placement agent, subject to the terms and conditions contained in our placement agency agreement dated August 20, 2009. The placement agent is not purchasing or selling any shares by this prospectus supplement or accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use best efforts to arrange for the sale of 8,571,428 shares of our common stock. Sales will be evidenced by subscription agreements between us and investors.
     The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel, our independent auditors and us.
     We will pay the placement agent a fee equal to 4% of the gross proceeds from the offering. We will also reimburse the placement agent for certain expenses incurred by it, up to $25,000. The following table shows the per share and total placement agent fees to be paid to the placement agent by us, assuming the sale of 8,571,428 shares at $1.75 per share.

	Per Share	Total
Placement agent fees	$0.07	$600,000
     We estimate that total expenses payable by us in connection with this offering, excluding placement agent fees, but including reimbursement of certain of its expenses, will be approximately $100,000.
     We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.
     We have agreed not to issue or sell any shares of common stock or securities exchangeable or convertible into common stock for a period of fifteen days from the date of the placement agency agreement, unless Roth Capital Partners, LLC consents otherwise, which it may grant at any time without public notice.
     The placement agent’s ability to engage in trading or stabilization activities during the offering may be limited by applicable securities laws and regulations, including Regulation M under the Securities Exchange Act of 1934.
     The placement agency agreement and subscription agreement are included as exhibits to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with this offering.
     The transfer agent for our common stock is Computershare Trust Company, N.A.
     Our common stock is quoted on the NYSE Amex LLC under the symbol “RTK.”

LEGAL MATTERS
     Selected legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Certain matters of Colorado law, including the validity of the common stock offered hereby, will be passed upon for us by Holland & Hart LLP, Denver, Colorado. DLA Piper LLP (US) of Phoenix, Arizona has served as counsel for the placement agent.
WHERE YOU CAN FIND MORE INFORMATION ABOUT RENTECH
     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC’s public reference room at the following address:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
     You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus supplement, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus supplement information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus supplement.
     We incorporate by reference the following documents we have filed, or may file, with the SEC:
•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as amended by Amendment No. 1 on Form 10-K/A filed on January 28, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2008, March 31, 2009 and June 30, 2009;

•	Our Current Reports on Form 8-K filed on filed January 7, 2009, January 14, 2009, January 20, 2009, February 9, 2009, February 19, 2009, May 22, 2009, June 11, 2009, June 24, 2009, June 25, 2009 and July 7, 2009;

•	Our Definitive Proxy Statement filed with the SEC on April 9, 2009;

•	The description of capital stock contained in our Form 8-A, including any amendments or reports filed for the purpose of updating the description; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in the Definitive Proxy Statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     This prospectus supplement is part of registration statement (file number 333-158256) we have filed with the SEC on Form S-3 relating to the securities offered hereby. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the securities offered by this prospectus supplement as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus supplement as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and exhibits are also available at the SEC’s Public Reference Room or through its website at http://www.sec.gov.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following addresses:
Investor Relations
Rentech, Inc.
10877 Wilshire Boulevard, Suite 710
Los Angeles, CA 90024
(310) 571-9800
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

PROSPECTUS
$100,000,000

DEBT SECURITIES PREFERRED STOCK DEPOSITARY SHARES COMMON STOCK	WARRANTS RIGHTS PURCHASE CONTRACTS UNITS
     We may from time to time offer and sell any combination of debt securities, common stock, preferred stock (either separately or represented by depositary shares), warrants, rights to purchase shares of common stock and/or any of the other securities offered hereby, purchase contracts and units consisting of two or more of the foregoing, as described in this prospectus in one or more offerings. Payment obligations under any series of debt securities may be guaranteed, on a joint and several basis, by one or more of our subsidiaries. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     We will sell these securities directly to one or more purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     Our common stock trades on the NYSE Amex LLC under the symbol “RTK.”
     You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

     Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 20, 2009

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ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ii

RENTECH, INC.
     All references in this prospectus to “Rentech,” “we,” “us” and “our” are to Rentech, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.
     Incorporated in 1981, Rentech’s vision is to be a global provider of clean energy solutions. The Company is pursuing the worldwide deployment of the Rentech Process by both project development and licensing. During the Company’s nearly 30-year history, Rentech and its licensees have successfully applied the Rentech Process in facilities that range in size from pilot scale to 235 barrels per day of synthetic fuels and chemicals production. The Rentech Process, based on Fischer-Tropsch chemistry, is a patented and proprietary technology that efficiently and economically converts synthesis gas, which can be manufactured from a wide variety of waste, biomass and fossil resources, into hydrocarbons. These hydrocarbons can be processed and upgraded into ultra-clean synthetic fuels such as military and commercial jet fuels and ultra low sulfur diesel as well as specialty waxes and chemicals. We also own an operating natural gas-based nitrogen fertilizer manufacturing plant in Illinois.
     Since the fuels derived from our proprietary process can be manufactured using domestic resources, they can effectively address national security issues and priorities driven by foreign control of oil reserves, rising long-term demand for fuels and limited domestic petroleum refining capacity. In addition, fuels from the Rentech Process have a longer shelf-life than comparable petroleum-derived fuels which can assist governments in increasing their strategic fuel reserves. When waste streams are used as feedstocks for the Rentech Process, we can help relieve the pressure on limited existing means of solid waste disposal such as landfills. The Rentech Process is a closed process wherein the carbon dioxide and other by-products can be isolated and captured more readily than is the case in open-combustion applications of fossil fuels. Fuels produced from the Rentech Process are significantly cleaner than those available today from petroleum refining and have lower emissions of nitrogen oxide, sulfur oxide and particulate matter. All fuels produced by the Rentech Process can be distributed and used without modifications to existing diesel or jet engines.
     Our executive offices are located at 10877 Wilshire Boulevard, 7th Floor, Los Angeles, California 90024. Our telephone number is (310) 571-9800.
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before making an investment decision.
CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
     Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include, but are not limited to, those referred to under the heading “Risk Factors” above. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

RATIO OF EARNINGS TO FIXED CHARGES
     Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for each of the periods presented. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Three Months Ended
	December 31,	Fiscal Year Ended September 30,
	2008	2008	2007	2006	2005	2004
	(in millions)
Ratio of earnings to fixed charges (1)(2)	—	—	—	—	—	—
Coverage deficiency	$4.3	$63	$94.9	$39.9	$14.9	$7.1

(1)	In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense, amortization of debt issuance costs, and the estimated interest included in rental expense.

(2)	In each of the periods presented, earnings were insufficient to cover fixed charges.
USE OF PROCEEDS
     We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including, without limitation, for capital expenditures, making acquisitions of assets, businesses or securities and for working capital. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

PLAN OF DISTRIBUTION
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions form the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
     We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
     The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF DEBT SECURITIES
     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
     The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to a report incorporated by reference into the registration statement and you should read the indenture for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the terms described below.
General
     The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth in an officers’ certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.
     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities at their stated maturity or otherwise;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
     In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
     Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
     The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
     So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
     We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

     We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
     We expect that the depositary, upon receipt of any payment of principal of or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
     We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection In the Event of a Change of Control
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Covenants
     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
     We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, and may not permit any person to merge into, or convey, transfer or lease the properties and assets substantially as an entirety to us, unless:
•	the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or passage of time, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.
Events of Default
     Unless otherwise provided in the establishing Board resolution, supplemental indenture or officers’ certificate, event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	default in the payment of any debt (including debt securities of any other series) when it becomes due aggregating $150,000, or more, and such debt is not discharged or acceleration is not rescinded or annulled within ten days after written notice to us by the holders of such debt in the manner provided in the applicable debt instrument;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
     No event of default with respect to a particular series of debt securities (except as indicated above and as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences if all events of default with respect to debt securities of that series, other than the non-payment of principal that has become due and payable solely as a result of such declaration of acceleration, have been cured or waived as provided in the indenture, and we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all debt securities of that series;

•	the principal of any debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon;

•	interest upon any overdue principal and interest, to the extent payment thereof is lawful; and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;
     We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within 60 days of receipt of such notice, and the trustee has failed to institute the proceeding within such 60 day period.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
     We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities, to institute suit for the enforcement of any such payment and to waivers or amendments, and provisions with respect to determining the currency exchange rate for certain amounts specified in the indenture in U.S. dollars; or

•	waive a redemption payment with respect to any debt security or change any provisions with respect to the redemption of any debt security.
     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund or analogous payments and interest on debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

     Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
     The conditions include:
•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.
     Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.
     “Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.
Subsidiary Guarantees
     If specified in the prospectus supplement, certain of our subsidiaries may guarantee our obligations relating to debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock, preferred stock or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•	the price at which each share of debt securities, common stock, preferred stock or depositary shares purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF COMMON STOCK
     The following description of our common stock and the section entitled “Certain Provisions of Colorado Law and Our Charter and Bylaws” are only summaries and do not purport to be complete. We encourage you to read our Amended and Restated Articles of Incorporation (our “Amended Articles”) and Bylaws, as further described in the section entitled “Certain Provisions of Colorado Law and Our Charter and Bylaws,” and the full texts of which have been filed as exhibits to the periodic reports filed with the SEC by us. See “Where You Can Find More Information.” As of the date of this prospectus, our Amended Articles authorize us to issue 250,000,000 shares of our common stock, $0.01 par value per share. As of March 10, 2009, there were 166,684,950 shares of our common stock outstanding. All outstanding shares of the common stock are fully paid and nonassessable.
Voting
     Each share of common stock is entitled to one vote at all shareholders’ meetings. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of common stock. Once a quorum is established, action of a routine nature is approved if votes cast by common shareholders favoring the action exceed the votes cast opposing the action. Under our Amended Articles, if we issue a class or series of voting stock in addition to our common stock, actions on routine matters would be approved if votes cast within each voting class or series favoring the action exceeds votes cast within each voting class or series opposing the action. Our common stock does not have cumulative voting rights in the election of directors. Our board of directors is divided into three classes, with the members of each class to be elected annually for three-year terms. The holders of our common stock may not take action by written consent in lieu of a meeting and must take any action at a duly called annual or special meeting of shareholders unless the consent is unanimous.
     Subject to the rights of the holders of any series of preferred stock, at a meeting of shareholders called expressly for that purpose, the entire board of directors or any lesser number may be removed, with cause, by a vote of the holders of the majority voting power of our capital stock entitled to vote in the election of directors. However, the affirmative vote of holders of at least two-thirds of the voting power of our capital stock entitled to vote in the election of directors is required to remove directors for other than cause.
     Our Amended Articles provide that, whenever a vote of a specified percentage of outstanding capital stock entitled to vote is required under Colorado law or the Amended Articles to approve a specified corporate transaction or proceeding, then the affirmative vote of that percentage of voting power of each class entitled to vote is also required.
     An amendment to our Amended Articles requires the affirmative votes of the following: (1) at least a majority of the voting power of each class entitled to vote on the amendment; (2) in the case of an amendment changing the denial of preemptive rights, one vote per common share, no cumulative voting or the rights of common stock to share equally dividends (if any) declared on the common stock, or changing the required vote on such an amendment, two-thirds of the voting power of each class entitled to vote on the amendment; and (3) in the case of an amendment changing the provisions on directors including their removal, or changing the required vote on such an amendment, two-thirds of the voting power of each class entitled to vote on the amendment. The affirmative vote of 80% or more of the voting power of each class entitled to vote as a class is required to amend the provision of the Amended Articles which states these votes.
Dividend and Liquidation Rights
     Subject to the rights and privileges relating to any outstanding shares of our preferred stock, all outstanding shares of common stock share equally in dividends and upon liquidation. Dividends are payable at the discretion of the board of directors at such time and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.
Miscellaneous
     Our common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. Our board of directors is authorized to issue shares of common stock without approval of shareholders. The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.
     For a description of the provisions of our Amended Articles and Bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus supplement under the heading, “Certain Provisions of Colorado Law and Our Charter and Bylaws.”
     The transfer agent of our common shares is Computershare Trust Company, N.A. Our shares of common stock are listed on the NYSE Alternext US under the symbol “RTK”.

DESCRIPTION OF PREFERRED STOCK
     The following briefly summarizes the general terms of our preferred stock. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our Amended Articles and the Articles of Amendment relating to each particular series of preferred stock for provisions that may be important to you. The Articles of Amendment relating the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be included as an exhibit to a report we file with the SEC incorporated by reference herein.
     Our board of directors is authorized, without shareholder approval, to issue up to 1,000,000 shares of preferred stock, par value $10.00 per share, (or fractions thereof) in one or more series. Currently 500,000 shares of preferred stock are designated as Series 1998-C Participating Cumulative Preferred Stock, none of which have been issued. Our board of directors is authorized to establish from time to time a series of preferred stock with the following terms specified:
•	the number of shares to be included in the series; and

•	the designation, preferences, limitations and relative rights of the shares of the series.
     Our preferred stock will not have voting rights unless provided by the board of directors, and then only in the circumstances determined by the board of directors. Shares of preferred stock, if and when issued, may be expected to have a priority over the common stock, as to dividends and upon liquidation, and could have voting or conversion rights that could negatively affect the voting or other rights of our common stockholders.
     Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.
     If we offer any series of preferred stock, certain terms of that series of preferred stock will be described in the applicable prospectus supplement, including, without limitation, the following:
•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarking, if any, for the preferred stock;

•	any provisions for a sinking fund, if any, for the preferred stock;

•	any provision for redemption or repurchase, if applicable, of the preferred stock;

•	while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends on, and upon the purchase, redemption or other acquisition by us of, our common stock, or any other class or series of our stock ranking junior to the shares of such series either as to dividends or upon liquidation;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares as described below under “Description of Depositary Shares;”

•	a discussion of certain federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
     We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Description of Common Stock” and “Description of Preferred Stock,” respectively.
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.
     A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

DESCRIPTION OF RIGHTS
     We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. A copy of the applicable rights agreement will be included as an exhibit to a report we file with the SEC incorporated by reference herein.
     If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:
•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
     Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
     Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.
     If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
     We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. When we issue units, we will provide the specific terms of the units in a prospectus supplement.
     If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following:
•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

CERTAIN PROVISIONS OF COLORADO LAW AND OUR CHARTER AND BYLAWS
     The following summarizes certain provisions of our Amended Articles and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended Articles and Bylaws, copies of which are on file with the SEC as exhibits to the periodic reports previously filed by us. See “Where You Can Find More Information” in this prospectus.
     General. Certain provisions of our Amended Articles and Bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult, including:
•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent directors.
     These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
     These provisions of our Amended Articles and Bylaws may also be significant because they define certain of the aspects of our corporate governance.
     Classified Board. Our Amended Articles provide that when our board of directors consists of six or more directors, the directors must be divided into three classes, as nearly equal in number as possible, with the members of only one class to be elected annually for a three-year term.
     Election and Removal of Directors. Our Amended Articles and Bylaws require that directors may be removed without cause only with the approval of holders of two-thirds of the voting power of our outstanding capital stock entitled to vote in the election of directors. Under our Amended Articles and Bylaws, any vacancy on our board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors in office. Our Amended Articles authorize up to nine members on our board of directors. The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board up to the maximum number directors permitted under the Amended Articles and designate the directors to fill the vacancies.
     Special Meeting of Shareholders. Under our Bylaws and the Colorado Business Corporation Act, special meetings of our shareholders may be called by our president or the board of directors or upon written demand by the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.
     Requirements for Advance Notice of Shareholder Nominations and Proposals. A shareholder may make a nomination for the election of a director only if written notice of such shareholder’s intent has been given in accordance with the Bylaws, with respect to an annual meeting, no later than the end of the fiscal year immediately preceding the annual meeting and, with respect to an election to be held at a special meeting, no later than the tenth day following the date on which notice of the special meeting was first mailed to our shareholders. To be timely, a shareholder seeking to propose business at an annual meeting must give notice of such proposal not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to the meeting or the 10th day following the first public announcement of the annual meeting date.
     Shareholder Action by Written Consent. Our Bylaws require that actions by our shareholders without a meeting must be in writing and signed by each shareholder entitled to vote on such action.

     No Cumulative Voting. Our Amended Articles provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.
     Approval of Sale of Assets; Mergers. Under our Amended Articles, the sale, lease, exchange or other disposition of all or substantially all of our property and assets must be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the capital stock then issued and outstanding, unless any class or series of stock is entitled to vote thereon as a class, in which event the authorization requires the affirmative vote of the holders of two-thirds of the shares of each class of shares entitled to vote as a class on the transaction. Under our Amended Articles and Colorado law, a merger with or into us must be approved by at least two-thirds of the voting power of each class or series of capital stock entitled to vote as a group on the merger.
     Business Combinations with Interested Stockholders. Approval by the holders of two-thirds of the voting power of our outstanding capital stock is required for certain “business combinations” with an “interested stockholder,” unless the transaction is either approved by a majority of our “continuing directors” or certain minimum price and procedural and other requirements are met. Generally, a “business combination” includes a merger, liquidation, recapitalization or other similar transaction or a sale of assets or securities having an aggregate “fair market value” (as defined in the Amended Articles) of $1 million or more. An “interested stockholder” generally means a beneficial owner (as defined in the Amended Articles) of more than 10% of our voting stock, certain assignees of such beneficial owners and certain of our affiliates that within the preceding two years were the beneficial owner of 10% of our voting stock. A “continuing director” is defined as any member of our board who is unaffiliated with the interested stockholder and was a member of the board prior to the time the interested stockholder became such, and any successor of a continuing director who is unaffiliated with the interested stockholder and is recommended by a majority of the continuing directors then on the board. The affirmative vote of the holders of 80% or more of the voting power of the shares of each class of shares entitled to vote as a class is required to amend this provision in the Amended Articles.
     Restrictions regarding Personal Holding Company Status. Our Amended Articles provide that any person who beneficially owns or intends to acquire an aggregate of more than 5%, or increase his ownership to more than 5%, of our common stock or other securities must submit a proposal to our board of directors at least 20 days before the proposed effective date of the transaction. Within 20 days of receipt of such proposal, we in our sole discretion have the right to disapprove the proposed acquisition if we determine in good faith that the transaction could or reasonably might, within a period of two years following the proposed date of the transaction, cause us to be classified as a personal holding company under the Internal Revenue Code of 1986, as amended. The board of directors has waived application of this provision with respect to this offering and future transactions until the board shall determine otherwise.
     Limitations on Liability. Our Amended Articles provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act. Our Amended Articles also provide for the indemnification of our directors and officers to the fullest extent authorized by the Colorado Business Corporation Act. Under the Colorado Business Corporation Act, a director may be paid expenses in advance of any proceeding for which indemnification may be payable, subject to certain conditions, including delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. We have also obtained policies of directors’ and officers’ liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

LEGAL MATTERS
     Holland & Hart LLP, Denver, Colorado, has issued an opinion about certain legal matters with respect to any common stock and preferred stock that may be offered hereby. Latham & Watkins LLP, Menlo Park, California, has issued an opinion about certain legal matters with respect to any debt securities, guarantees, warrants, depositary shares, purchase rights, purchase contracts and units that may be offered hereby.
EXPERTS
     The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference to our annual report on Form 10-K for the fiscal year ended September 30, 2008 in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman P.C., independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION ABOUT RENTECH
     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC’s public reference room at the following address:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
     You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.
     We incorporate by reference the following documents we have filed, or may file, with the SEC:
•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as amended by Amendment No. 1 on Form 10-K/A filed on January 28, 2009;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008;

•	Our Current Reports on Form 8-K filed January 7, 2009, January 14, 2009, January 20, 2009, February 9, 2009 and February 19, 2009;

•	Our Definitive Proxy Statement filed with the SEC on April 9, 2009;

•	The description of capital stock contained in our Form 8-A, including any amendments or reports filed for the purpose of updating the description; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and exhibits are also available at the SEC’s Public Reference Room or through its web site.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Investor Relations
Rentech, Inc.
10877 Wilshire Boulevard, 7th Floor
Los Angeles, CA 90024
(310) 571-9800
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

$100,000,000

DEBT SECURITIES PREFERRED STOCK DEPOSITARY SHARES COMMON STOCK	WARRANTS RIGHTS PURCHASE CONTRACTS UNITS
PROSPECTUS
May 20, 2009
     We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date and may be modified or superseded by information contained in a later-dated prospectus supplement.